Exhibit 99.1

Selective Reports Strong Results for the Fourth Quarter of 2017 - Net Income per Diluted Share of $0.51; Non-GAAP Operating Income1 per Diluted Share of $0.86; and Superior Full Year 2017 Results with an ROE of 10.4% and Non-GAAP Operating ROE1 of 11.4%

In the fourth quarter of 2017:

•	Net premiums written grew 8%

•	GAAP combined ratio was 92.8%

•	Statutory combined ratio was 93.1%

•	After-tax net investment income was up 18%, to $31.2 million

Branchville, NJ - February 1, 2018 - Selective Insurance Group, Inc. (NASDAQ: SIGI) today reported its financial results for the fourth quarter ended December 31, 2017. Net income per diluted share was $0.51, down 24% compared to $0.67 a year ago, and non-GAAP operating income1 per diluted share was $0.86, up 15% compared to $0.75 a year ago. The Company's fourth quarter 2017 net income per diluted share of $0.51 includes a one-time charge of $20 million, or $0.34 per diluted share, related to the implementation of the Tax Cuts and Jobs Act ("Tax Reform"). “For the year, we established a new underwriting income record despite an extraordinary level of industry-wide catastrophic events, relatively weak overall commercial lines pricing, and continued low interest rates," said Gregory E. Murphy, Chairman and Chief Executive Officer. "Our GAAP combined ratio was solid at 93.3% and non-GAAP operating ROE was 11.4%, in-line with our long-term ROE target of 300 basis points over our weighted average cost of capital. We are proud of our track record of generating solid returns for our shareholders over time."

Mr. Murphy continued, "We successfully executed on disciplined and profitable growth, with our net premiums written growing by 6% in 2017, driven by strong renewal pure price increases of 2.9% in our standard commercial lines, stable retention, and new business opportunities across our commercial and personal lines segments. After-tax net investment income of $119 million increased 20% during 2017."

"We are continuing to make progress on our state expansion efforts and remain committed to maintaining underwriting discipline as we seek further growth opportunities," added Mr. Murphy. "Our two new expansion states generated $9 million of new business in their first six months of operation in 2017. Three more commercial line states will be added in 2018, bringing our total number of states to 27. The total commercial lines industry premium in these five new expansion states is $12 billion, which combined with our long-term target of capturing a 3% market share, provides us with an additional $370 million premium opportunity."

"We continue to execute successfully on several important objectives that have set the table for ongoing superior performance in 2018, including: (i) achieving a standard commercial lines written renewal pure price of 2.9%; (ii) improving renewal underwriting quality while maintaining strong and stable retention; (iii) targeted underwriting actions in excess and surplus to improve profitability in this segment; and (iv) strong investment income results with after-tax new money rates of 2.1% and strong operating cash flows that was 16% of net premiums written. All of these achievements, coupled with a lower Federal income tax rate for U.S. corporate tax payers, such as Selective, which will reduce our estimated 2018 effective tax rate by 10 percentage points and will help drive our future financial performance in 2018 and beyond," Mr. Murphy concluded.

Operating Highlights

Consolidated Financial Results	Quarter ended December 31,			Change		Year-to-Date December 31,			Change
$ and shares in millions, except per share data	2017		2016			2017		2016
Net premiums written	$553.8		515.0	8%		$2,370.6		2,237.3	6%
Net premiums earned	590.1		552.8	7		2,291.0		2,149.6	7
Net investment income earned	42.6		35.4	20		161.9		130.8	24
Net realized (losses) gains, pre-tax	(1.1)		(7.7)	85		6.4		(4.9)	229
Total revenues	633.7		582.4	9		2,470.0		2,284.3	8
Net underwriting income, after-tax	27.5		22.9	20		100.3		98.8	2
Net investment income, after-tax	31.2		26.4	18		118.5		98.4	20
Net income	30.2		39.4	(23)		168.8		158.5	7
Non-GAAP operating income[1]	51.2		44.4	15		184.9		161.7	14
GAAP combined ratio	92.8%		93.6	(0.8)	pts	93.3%		92.9	0.4	pts
Statutory combined ratio	93.1		93.4	(0.3)		92.4		91.8	0.6
Catastrophe losses	0.3	pts	4.8	(4.5)		2.9	pts	2.8	0.1
Non-catastrophe property losses	14.8		12.7	2.1		13.3		13.0	0.3
(Favorable) prior year statutory reserve development on casualty lines	(1.7)		(4.2)	2.5		(2.1)		(3.2)	1.1
Net income per diluted share	$0.51		0.67	(24)%		$2.84		2.70	5%
Non-GAAP operating income per diluted share[1]	0.86		0.75	15		3.11		2.75	13
Weighted average diluted shares	59.5		58.9	1		59.4		58.7	1
Book value per share	$29.28		26.42	11		29.28		26.42	11

Standard Commercial Lines

Standard Commercial Lines premiums, which represented 78% of total 2017 net premiums written, were up 8% in the fourth quarter compared to a year ago. This growth reflects strong renewal pure price increases of 2.9% and excellent retention of 84%. The statutory combined ratio in the fourth quarter was 92.6% and was up 3.1 points from a year ago, driven by lower levels of favorable prior year casualty reserve development and elevated non-catastrophe property losses, partially offset by a decrease of 2.8 points in catastrophe losses.

For the full year 2017, premiums were up 6% driven by 3% increase in new business and renewal pure price increases of 2.9%. The statutory combined ratio was 90.7% compared to 89.9% in 2016. Favorable prior year casualty reserve development, driven by the workers' compensation and general liability lines of business, was partially offset by adverse prior year casualty reserve development in commercial auto, and in total accounted for 3.7 points on the statutory combined ratio during the year, relative to 4.7 points last year.

Standard Commercial Lines	Quarter ended December 31,			Change		Year-to-Date December 31,			Change
$ in millions, statutory results	2017		2016			2017		2016
Net premiums written	$424.2		392.2	8%		$1,858.7		1,745.8	6%
Net premiums earned	461.2		429.7	7		1,788.5		1,665.5	7
GAAP combined ratio	92.0%		89.5	2.5	pts	91.6%		91.2	0.4	pts
Statutory loss & loss expense ratio	56.1		53.6	2.5		56.3		54.8	1.5
Statutory underwriting expense ratio	36.1		35.9	0.2		34.1		34.9	(0.8)
Statutory dividends to policyholders ratio	0.4		—	0.4		0.3		0.2	0.1
Statutory combined ratio	92.6		89.5	3.1		90.7		89.9	0.8
Catastrophe losses	0.4	pts	3.2	(2.8)		2.2	pts	2.1	0.1
(Favorable) prior year statutory reserve development on casualty lines	(2.8)		(6.6)	3.8		(3.7)		(4.7)	1.0

Standard Personal Lines

Standard Personal Lines premiums, which represented 13% of total 2017 net premiums written, increased 7% in the fourth quarter compared to a year ago, driven largely by a 17% increase in new business, to $13 million. The statutory combined ratio in the fourth quarter was 95.5%, a 13.0-point improvement from a year ago. This improvement reflected a decrease in catastrophe losses of 15.0 points coupled with a 1.3 point decrease in the expense ratio.

For full year 2017, premiums were up 5% driven by a 28% increase in new business and the statutory combined ratio was 95.3%. Unfavorable prior year casualty reserve development driven by the personal auto line accounted for 2.8 points on the statutory combined ratio during the year, which was partially offset by a 1.9 point reduction in the statutory underwriting expense ratio and a lower level of catastrophe losses.

Standard Personal Lines	Quarter ended December 31,			Change		Year-to-Date December 31,			Change
$ in millions, statutory results	2017		2016			2017		2016
Net premiums written	$72.8		68.1	7%		$296.8		281.8	5%
Net premiums earned	74.2		70.9	5		289.7		280.6	3
GAAP combined ratio	95.2%		109.3	(14.1)	pts	96.2%		95.6	0.6	pts
Statutory loss & loss expense ratio	64.8		76.5	(11.7)		65.4		63.4	2.0
Statutory underwriting expense ratio	30.7		32.0	(1.3)		29.9		31.8	(1.9)
Statutory combined ratio	95.5		108.5	(13.0)		95.3		95.2	0.1
Catastrophe losses	1.0	pts	16.0	(15.0)		5.6	pts	6.5	(0.9)
Unfavorable prior year statutory reserve development on casualty lines	4.0		3.5	0.5		2.8		0.9	1.9

Excess and Surplus Lines

Excess and Surplus ("E&S") Lines premiums, which represented 9% of total 2017 net premiums written, increased 4% in the fourth quarter compared to a year ago driven by higher levels of retained business partially offset by a 24% reduction in new business. The statutory combined ratio for the fourth quarter was 94.6%, improving 10.9 points from a year ago. This decrease was mainly driven by a reduction in adverse prior year casualty reserve development of 5.8 points combined with a 4.1 point decrease in catastrophe losses compared to a year ago.

For full year 2017, premiums were up 3% and the statutory combined ratio was 102.0%. The stable statutory combined ratio reflects our efforts to increase renewal pricing where needed and a continued focus on maintaining disciplined underwriting standards. These actions were partially offset by an increase in catastrophe losses, principally driven by losses incurred from Hurricane Harvey in the third quarter of 2017, coupled with an increase in unfavorable prior year reserve development compared to last year.

Excess and Surplus Lines	Quarter ended December 31,			Change		Year-to-Date December 31,			Change
$ in millions, statutory results	2017		2016			2017		2016
Net premiums written	$56.9		54.8	4%		$215.1		209.7	3%
Net premiums earned	54.6		52.1	5		212.8		203.5	5
GAAP combined ratio	96.5%		106.6	(10.1)	pts	103.0%		103.4	(0.4)	pts
Statutory loss & loss expense ratio	63.1		73.5	(10.4)		69.4		70.5	(1.1)
Statutory underwriting expense ratio	31.5		32.0	(0.5)		32.6		31.6	1.0
Statutory combined ratio	94.6		105.5	(10.9)		102.0		102.1	(0.1)
Catastrophe losses	(1.0)	pts	3.1	(4.1)		5.3	pts	3.2	2.1
Unfavorable prior year statutory reserve development on casualty lines	—		5.8	(5.8)		4.7		2.9	1.8

Investment Income

After-tax net investment income in the fourth quarter was $31 million, up 18% compared to a year ago. For full year 2017, after-tax investment income was $119 million, up 20% from the prior year. The improvements in both periods were driven by higher yields on our core fixed income securities portfolio, coupled with a higher invested asset base from cash flows from operations that were 16% of net premiums written. In addition, for full year 2017, our alternative investments generated $8 million in after-tax income, compared to $2 million in the prior year. After-tax new money yields averaged 2.1% during 2017.

Investments	Quarter ended December 31,		Change		Year-to-Date December 31,		Change
$ in millions, except per share data	2017	2016			2017	2016
Net investment income earned, after-tax	$31.2	26.4	18%		$118.5	98.4	20%
Net investment income per share	0.52	0.45	16		2.00	1.68	19
Effective tax rate	26.8%	25.5	1.3	pts	26.8%	24.7	2.1	pts
Average yields:
Fixed income securities:
Pre-tax					3.0%	2.7	0.3	pts
After-tax					2.2	2.0	0.2
Portfolio:
Pre-tax					2.9	2.5	0.4
After-tax					2.1	1.9	0.2

Balance Sheet

$ in millions, except per share data	December 31, 2017	December 31, 2016	Change
Total assets	$7,686.4	7,355.8	4%
Total investments	5,685.2	5,364.9	6
Long-term debt	439.1	438.7	—
Stockholders’ equity	1,713.0	1,531.4	12
Invested assets per dollar of stockholders’ equity	3.32	3.50	(5)
Statutory surplus	1,672.9	1,583.8	6
Book value per share	29.28	26.42	11

The 11% increase in book value per share reflects net income and unrealized gains on our investment portfolio, partially offset by dividends to shareholders. Selective's Board of Directors declared an $0.18 per share quarterly cash dividend on common stock that is payable March 1, 2018, to stockholders of record as of February 15, 2018.
Guidance
For 2018, Selective expects to generate the following results:

•	A GAAP combined ratio, excluding catastrophe losses, of approximately 91.0%. This assumes no prior year casualty reserve development;

•	Catastrophe losses of 3.5 points;

•	After-tax net investment income of $144 million, which includes $10 million of after-tax net investment income from our alternative investments;

•	An effective tax rate of approximately 17% for investments, inclusive of tax advantaged municipal securities' tax rate of 5.25%, and approximately 21% for all other items; and

•	Weighted average shares outstanding of 59.6 million.

A GAAP combined ratio of 94.5% in 2018, inclusive of catastrophe losses of 3.5%, currently corresponds to a statutory combined ratio of 94.0%.

The supplemental investor package, including financial information that is not part of this press release, is available on the Investors page of Selective’s website at www.Selective.com. Selective’s quarterly analyst conference call will be simulcast at 8:30 a.m. ET, on Friday, February 2, 2018 at www.Selective.com. The webcast will be available for rebroadcast until the close of business on March 2, 2018.

About Selective Insurance Group, Inc.
Selective Insurance Group, Inc. is a holding company for ten property and casualty insurance companies rated “A” (Excellent) by A.M. Best. Through independent agents, the insurance companies offer standard and specialty insurance for commercial and personal risks, and flood insurance underwritten by the National Flood Insurance Program. Selective maintains a website at www.Selective.com.

1Reconciliation of Net Income to Non-GAAP Operating Income and Certain Other Non-GAAP Measures
Non-GAAP operating income, non-GAAP operating earnings per share, and non-GAAP operating return on equity differ from net income, earnings per share, and return on equity, respectively, by the exclusion of after-tax net realized gains and losses on investments, the deferred tax asset charge that was recognized in 2017 in relation to tax reform, and the results of discontinued operations, if any.  They are used as important financial measures by management, analysts, and investors, because the realization of net investment gains and losses in any given period is largely discretionary as to timing.  In addition, these net realized investment gains and losses, the deferred tax asset charge, as well as other-than-temporary investment impairments that are charged to earnings and the results of discontinued operations, could distort the analysis of trends.  These operating measurements are not intended as a substitute for net income, earnings per share, or return on equity prepared in accordance with U.S. generally accepted accounting principles (GAAP).  Reconciliations of net income, earnings per share, and return on equity to non-GAAP operating income, non-GAAP operating earnings per share, and non-GAAP operating return on equity, respectively, are provided in the tables below.  Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners Accounting Practices and Procedures Manual and, therefore, is not reconciled to GAAP.

Note: All amounts included in this release exclude intercompany transactions.

Reconciliation of Net Income to Non-GAAP Operating Income

$ in millions	Quarter ended December 31,		Year-to-Date December 31,
	2017	2016	2017	2016
Net income	$30.2	39.4	$168.8	158.5
Exclude: Net realized losses (gains)	1.1	7.7	(6.4)	4.9
Exclude: Tax on net realized (losses) gains	(0.3)	(2.7)	2.3	(1.7)
Exclude: Tax reform impact[2]	20.2	—	20.2	—
Non-GAAP operating income	$51.2	44.4	$184.9	161.7
Reconciliation of Net Income per Diluted Share to Non-GAAP Operating Income per Diluted Share

	Quarter ended December 31,		Year-to-Date December 31,
	2017	2016	2017	2016
Net income per diluted share	$0.51	0.67	$2.84	2.70
Exclude: Net realized losses (gains)	0.02	0.13	(0.11)	0.08
Exclude: Tax on net realized (losses) gains	(0.01)	(0.05)	0.04	(0.03)
Exclude: Tax reform impact[2]	0.34	—	0.34	—
Non-GAAP operating income per diluted share	$0.86	0.75	$3.11	2.75

Reconciliation of ROE to Non-GAAP Operating ROE

	Quarter ended December 31,		Year-to-Date December 31,
	2017	2016	2017	2016
Return on Average Equity	7.1%	10.1	10.4%	10.8
Exclude: Net realized losses (gains)	0.3	2.0	(0.4)	0.3
Exclude: Tax on net realized (losses) gains	(0.1)	(0.7)	0.2	(0.1)
Exclude: Tax reform impact[2]	4.7	—	1.2	—
Non-GAAP Operating Return on Average Equity	12.0%	11.4	11.4%	11.0

2Deferred tax write-off that was recognized in the fourth quarter of 2017 in relation to the adoption of tax reform.

Forward-Looking Statements

In this press release, Selective and its management discuss and make statements based on currently available information regarding their intentions, beliefs, current expectations, and projections regarding Selective's future operations and performance.

Certain statements in this report, including information incorporated by reference, are “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995 ("PSLRA"). The PSLRA provides a safe harbor under the Securities Act of 1933 and the Securities Exchange Act of 1934 for forward-looking statements. These statements relate to our intentions, beliefs, projections, estimations, or forecasts of future events or our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, or performance to be materially different from those expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by use of words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely,” or “continue” or other comparable terminology. These statements are only predictions, and we can give no assurance that such expectations will prove to be correct. We undertake no obligation, other than as may be required under the federal securities laws, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Factors that could cause our actual results to differ materially from those projected, forecasted, or estimated by us in forward-looking statements, include, but are not limited to:

•	difficult conditions in global capital markets and the economy;

•	deterioration in the public debt and equity markets and private investment marketplace that could lead to investment losses and fluctuations in interest rates;

•	ratings downgrades could affect investment values and, therefore, statutory surplus;

•	the adequacy of our loss reserves and loss expense reserves;

•
the frequency and severity of natural and man-made catastrophic events, including, but not limited to, hurricanes, tornadoes, windstorms, earthquakes, hail, terrorism, explosions, severe winter weather, floods, and fires;

•	adverse market, governmental, regulatory, legal, or judicial conditions or actions;

•	the concentration of our business in the Eastern Region;

•	the cost and availability of reinsurance;

•	our ability to collect on reinsurance and the solvency of our reinsurers;

•	uncertainties related to insurance premium rate increases and business retention;

•	changes in insurance regulations that impact our ability to write and/or cease writing insurance policies in one or more states;

•	recent federal financial regulatory reform provisions that could pose certain risks to our operations;

•	our ability to maintain favorable ratings from rating agencies, including A.M. Best, Standard & Poor’s, Moody’s, and Fitch;

•	our entry into new markets and businesses; and

•
other risks and uncertainties we identify in filings with the United States Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K and other periodic reports.

These risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time-to-time. We can neither predict such new risk factors nor can we assess the impact, if any, of such new risk factors on our businesses or the extent to which any factor or combination of factors may cause actual results to differ materially from those expressed or implied in any forward-looking statements in this report. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this report might not occur.

Selective’s SEC filings can be accessed through the Investors page of Selective’s website, www.Selective.com, or through the SEC’s EDGAR Database at www.sec.gov (Selective EDGAR CIK No. 0000230557).

Investor Contact: Rohan Pai 973-948-1364 Rohan.Pai@Selective.com	Media Contact: Jamie M. Beal 973-948-1234 Jamie.Beal@Selective.com

Selective Insurance Group, Inc. 40 Wantage Avenue Branchville, New Jersey 07890 www.Selective.com